UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2009

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 30, 2009, the offering period of MHI Hospitality Corporation’s previously announced rights offering expired. On December 2, 2009, MHI Hospitality Corporation announced the results of its common stock rights offering. As a result of the rights offering, MHI Hospitality Corporation has issued 2,132,021 shares of its common stock, at a subscription price of $1.60 per share and for gross proceeds of approximately $3.4 million to the holders of record as of the close of business on October 14, 2009 who exercised their rights pursuant to the basic and over-subscription privileges. A copy of the press release announcing the results of the rights offering is included as Exhibit 99.1 to this Form 8-K report and is incorporated by reference herein.

The information contained in this Form 8-K, including the exhibit attached hereto, are provided pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release by MHI Hospitality Corporation announcing completion of its rights offering dated December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009

MHI HOSPITALITY CORPORATION

By:	/S/ ANDREW M. SIMS
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

Exhibit List

99.1	Press release by MHI Hospitality Corporation announcing completion of its rights offering dated December 2, 2009.